Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Michael J. Shea	Scott Solomon
Chief Financial Officer	Vice President
Mac-Gray Corporation	Sharon Merrill
781-487-7610	617-542-5300
Email: mshea@macgray.com	Email: tuc@investorrelations.com

Mac-Gray Announces Second-Quarter Financial Results

Company Increases Revenue and Net Income;
 Affirms 2013 Guidance

WALTHAM, MA, August 1, 2013 — Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services to multi-family housing, today announced its financial results for the quarter ended June 30, 2013.

Mac-Gray reported that second quarter of 2013 revenue increased to $79.2 million, compared with $77.8 million in the second quarter of 2012.  Net income for the second quarter of 2013 increased to $1.2 million, or $0.08 per diluted share, compared with net income of $1.1 million, or $0.07 per diluted share, for the same period in 2012.  Second-quarter 2013 net income includes a non-cash pre-tax unrealized gain of $15,000 related to interest rate derivative instruments, a pre-tax unrealized loss of $62,000 related to fuel commodity derivatives, a $54,000 loss related to early extinguishment of debt, and $713,000 in incremental proxy-related costs. Second-quarter 2012 net income includes a non-cash pre-tax unrealized gain of $146,000 related to interest rate derivative instruments, a pre-tax non-cash unrealized loss of $274,000 related to fuel commodity derivatives and $294,000 in incremental proxy-related costs. Excluding these items from both periods, adjusted net income for the second quarter of 2013 increased to $1.7 million, or $0.11 per diluted share, compared with adjusted net income for the second quarter of 2012 of $1.4 million, or $0.10 per diluted share.

Please refer to Table 1, included at the end of this news release, for a reconciliation of net income, as reported, to net income, as adjusted.

For the second quarter of 2013, Mac-Gray’s earnings before interest expense, income tax expense, depreciation and amortization expense (EBITDA) was $14.2 million, compared with $14.5 million in the year-earlier quarter.  Excluding unrealized gains / losses related to interest rate and fuel commodity derivative instruments, loss on extinguishment of debt and incremental proxy-related costs from both periods, EBITDA was $15.1 million for the second quarter of 2013, compared with $14.9 million in the year-earlier quarter.

Please refer to Table 2, included at the end of this news release, for a reconciliation of net income to EBITDA and EBITDA, as adjusted.

Comments on the Second Quarter

“Mac-Gray delivered solid second-quarter results, generating both revenue growth and our fifth consecutive quarter of increased profitability,” said Chief Executive Officer Stewart G. MacDonald. “Same-location multi-housing revenue grew 1.5% in the second quarter compared with the second quarter of 2012. The increase was driven primarily by our vend management capabilities, higher equipment usage year-over-year, the expansion of our proprietary technologies, which are designed to increase equipment usage and efficiency, and an increase in the number of accounts.

“Mac-Gray has always been focused on introducing sophisticated technology into the laundry facilities management industry, and that commitment to innovation remains a key differentiator for the Company as we focus on growing our portfolio. More than 70% of our new installations involve one of our various card platforms, and these now run nearly 50% of our total equipment portfolio, up from 42% at year-end. Today, technologies such as Change Point®, our advanced payment and monitoring system now in its second version, are increasing revenue and creating resident loyalty, as well as enhancing collection efficiency and reporting transparency. Two years after being introduced, Change Point® has increased average monthly revenue in previously coin-only laundry rooms by over 10%.

“In commercial equipment, sales increased $400,000 in the second quarter of 2013 over the same period a year ago, to $3.6 million. We are seeing strength in this sector, even though we have reduced its scope to only the New England area.”

Outlook

“Through the first six months of 2013 same-location revenue is up 1.5% over the comparable period of 2012, and this is the third straight quarter we have seen this indicator of usage increase, despite macroeconomic headwinds of unemployment, underemployment and rents that are rising substantially faster than wage growth,” MacDonald said. “These collective pressures are affecting many of the residents who are our customers. We believe our results speak to the success we are achieving in increasing the number of accounts in our portfolio, managing costs, enhancing efficiency and increasing profitability.

“Looking ahead, our strategic priorities are to continue to add accounts, further refine our vend management program, continue to convert our portfolio from coin-to card-operated equipment and make accretive, tuck-in acquisitions in selected regions that would enable us to increase market density, which is another key to higher profitability.”

Based on its performance for the first half of 2013 and current market conditions, the Company reiterated its 2013 financial guidance:

•                  Revenue in the range of $328 million to $332 million;

•                  Capital expenditures in the range of $36 million to $39 million, including contract incentives;

•                  Reduction of total funded debt in the range of $13 million to $16 million;

•                  Net income, as adjusted, in the range of $0.70 to $0.80 per diluted share; and

•                  EBITDA, as adjusted, in the range of $68 million to $71 million.

Net income, as adjusted, and EBITDA, as adjusted, exclude unrealized gains/losses related to interest rate derivative instruments and fuel commodity derivatives, and any one-time charges to income.

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to apartment occupancy rates, and exclude the impact of any potential acquisitions. These estimates may be subject to fluctuations as a result of a number of factors and there can be no assurance that Mac-Gray’s actual results will not differ from the estimates set forth above.

Conference Call Information

The Company will host a conference call at 10:00 a.m. ET today during which management will summarize the Company’s financial results, review business and operating highlights from the quarter, and provide a business and financial outlook.  To hear a live broadcast of the call, visit the “Investor Relations” section of the Company’s website at www.macgray.com or dial (877) 709-8155 or (201) 689-8881.  If you are unable to listen to the live call, you can access a replay at www.macgray.com.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the contracting of debit-card- and coin-operated laundry facilities in multi-unit housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes. Mac-Gray manages laundry rooms located in 44 states and the District of Columbia. Mac-Gray also sells and services commercial laundry equipment to retail laundromats and other customers through its product sales division. To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding  the Company’s plans for future growth, vend price increases, increased use of card-based platforms, potential acquisitions,  increasing the size of the equipment portfolio, managing costs, enhancing efficiency and increasing profitability, as well as estimates of the Company’s 2013 revenue, net income, as adjusted, EBITDA, as adjusted, capital expenditures and debt reduction.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, general economic conditions, changes in multi-housing vacancy rates, the Company’s ability to renew long-term customer contracts, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 under “Risk Factors” and in other reports subsequently filed with the SEC. Mac-Gray undertakes no obligation to update any forward-looking statements, which speak only as of the date of this news release.

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2013	2012	2013

Revenue	$77,827	$79,221	$162,063	$160,814
Cost of revenue:
Cost of facilities management revenue	53,274	53,678	108,240	107,734
Depreciation and amortization	10,393	10,729	20,830	21,352
Cost of products sold	2,651	2,933	5,848	5,267
Total cost of revenue	66,318	67,340	134,918	134,353

Gross margin	11,509	11,881	27,145	26,461

Operating expenses:
Selling, general and administration expenses	7,505	7,924	17,276	15,956
Loss (gain) on sale or disposal of assets, net	(54)	(121)	(40)	(155)
Incremental costs of proxy contests	294	713	377	770
Total operating expenses	7,745	8,516	17,613	16,571

Income from operations	3,764	3,365	9,532	9,890

Interest expense, including change in fair value of non-hedged interest rate derivative instruments and amortization of deferred financing costs	1,962	1,288	5,304	2,953
Loss on early extinguishment of debt	—	54	3,762	54
Income before income tax expense	1,802	2,023	466	6,883
Income tax expense	750	811	181	2,753
Net income	$1,052	$1,212	$285	$4,130
Other comprehensive gain, net of tax:
Unrealized gain on derivative instruments	182	1	320	130
Comprehensive income	$1,234	$1,213	$605	$4,260
Net income per share — basic	$0.07	$0.08	$0.02	$0.28
Net income per share — diluted	$0.07	$0.08	$0.02	$0.27
Weighted average common shares outstanding - basic	14,365	14,643	14,370	14,593
Weighted average common shares outstanding — diluted	15,055	15,251	15,050	15,149

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	December 31,	June 30,
	2012	2013
Assets
Current assets:
Cash and cash equivalents	$14,328	$13,626
Trade receivables, net of allowance for doubtful accounts	5,835	3,457
Inventory of finished goods, net	1,284	2,707
Prepaid expenses, facilities management rent and other current assets	10,624	12,495
Total current assets	32,071	32,285
Property, plant and equipment, net	129,947	139,049
Goodwill	57,737	58,087
Intangible assets, net	169,640	166,816
Prepaid expenses, facilities management rent and other assets	12,014	13,169
Total assets	$401,409	$409,406

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$1,201	$1,557
Trade accounts payable and accrued expenses	22,866	27,641
Accrued facilities management rent	20,930	19,941
Total current liabilities	44,997	49,139
Long-term debt and capital lease obligations	190,969	191,982
Deferred income taxes	46,770	45,657
Other liabilities	1,386	1,384
Total liabilities	284,122	288,162
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock ($.01 par value, 5 million shares authorized no shares issued or outstanding)	—	—
Common stock ($.01 par value, 30 million shares authorized, 14,516,074 issued and outstanding at December 31, 2012, and 14,658,485 issued and outstanding at June 30, 2013)	145	147
Additional paid in capital	89,706	92,012
Accumulated other comprehensive loss	(130)	—
Retained earnings	27,566	29,085
Total stockholders’ equity	117,287	121,244
Total liabilities and stockholders’ equity	$401,409	$409,406

MAC-GRAY CORPORATION

TABLE 1

Reconciliation of Reported Net Income to Adjusted Net Income

(In thousands, except  per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2013	2012	2013

Net income, as reported	$1,052	$1,212	$285	$4,132

Income before income tax expense, as reported	$1,802	$2,023	$466	$6,884
Unrealized gain related to change in fair value of non-hedged interest rate derivative instruments (1)	(146)	(15)	(235)	(196)
Unrealized loss related to change in fair value of fuel commodity derivative instruments (2)	274	62	24	9
Loss on early extinguishment of debt (3)	—	54	3,762	54
Incremental costs of proxy contests (4)	294	713	377	770
Income before income tax expense, as adjusted	2,224	2,837	4,394	7,521
Income tax expense, as adjusted	782	1,135	1,705	3,006

Net income, as adjusted	1,442	1,702	2,689	4,515

Diluted earnings per share, as adjusted	$0.10	$0.11	$0.18	$0.30

(1)         Represents the unrealized gain on change in fair value of interest rate protection contracts, which do not qualify for hedge accounting treatment.

(2)         Represents the unrealized loss on change in fair value of fuel commodity derivatives which do not qualify for hedge accounting treatment

(3)         Represents the premium paid to redeem $100,000 of senior notes as well as a writeoff of deferred financing costs associated with our senior notes and a partial writeoff of deferred financing costs associated with our 2008 Credit Facility.

(4)         Represents additional costs incurred for legal advice and proxy solicitation in response to proxy contests relating to the Company’s 2012 and 2013 annual meetings.

To supplement the Company’s unaudited condensed consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, management has used a non-GAAP measure of net income.  Management believes that the presentation of “Net Income as adjusted” is useful to investors to enhance an overall understanding of our historical financial performance and future prospects.  Net income, as adjusted to exclude certain gains and losses from the comparable GAAP net income, is an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the primary indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods.  Management establishes performance targets, annual budgets and makes critical operating decisions based upon these metrics. Accordingly, disclosure of these non-GAAP measures provides investors with the same information that management uses to understand the Company’s true economic performance year over year.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or other measures prepared in accordance with GAAP.

MAC-GRAY CORPORATION

TABLE 2

Reconciliation of Reported Net Income to Earnings Before Interest, Taxes,

Depreciation and Amortization (“EBITDA”) and EBITDA, as adjusted

(In thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2013	2012	2013

Net income	$1,052	$1,212	$285	$4,130

Interest expense	2,018	1,215	5,273	2,971
Income tax expense	750	811	181	2,753
Depreciation and amortization	10,602	10,914	21,240	21,732
Amortization of deferred financing costs	90	88	266	178

EBITDA	14,512	14,240	27,245	31,764

Unrealized gain related to change in fair value of non-hedged interest rate derivative instruments (1)	(146)	(15)	(235)	(196)
Unrealized loss related to change in fair value of fuel commodity derivative instruments (2)	274	62	24	9
Loss on early extinguishment of debt (3)	—	54	3,762	54
Incremental costs of proxy contests (4)	294	713	377	770

EBITDA, as adjusted	$14,934	$15,054	$31,173	$32,401

(1)         Represents the unrealized gain on change in fair value of interest rate protection contracts which do not qualify for hedge accounting treatment.

(2)         Represents the unrealized loss on change in fair value of fuel commodity derivatives which do not qualify for hedge accounting treatment.

(3)         Represents the partial writeoff of deferred financing costs associated with our 2008 Credit Facility.

(4)         Represents additional costs incurred for legal advice and proxy solicitation in response to proxy contests relating to the Company’s 2012 and 2013 annual meetings.

EBITDA is defined as net income before interest expense, provision for income taxes, and depreciation and amortization expense. EBITDA, as adjusted, is EBITDA further adjusted to exclude the items described in the table above. We have excluded these items because we believe they are not reflective of our ongoing operating performance. EBITDA and EBITDA, as adjusted, are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

Our management believes EBITDA and EBITDA, as adjusted, are useful to investors because they help enable investors to evaluate our business in the same manner as our management.  Management uses EBITDA and EBITDA, as adjusted, as follows: (a) to evaluate the Company’s historical and prospective financial performance, (b) to set internal revenue targets and spending budgets, (c) to measure operational profitability and the accuracy of forecasting, and (d) as an important factor in determining variable compensation for management.  In addition, these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage.  Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures.  These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.  Further, EBITDA and EBITDA, as adjusted, exclude interest expense and depreciation and amortization expense, which represent significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain our business.  In addition, our measures of

EBITDA and EBITDA, as adjusted, are different from those used in the covenants contained in our senior credit facilities. Management compensates for these limitations by relying primarily on our GAAP results and by using EBITDA and EBITDA, as adjusted, only supplementally and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.